EXHIBIT 99.1

News Release

For Immediate Release	Contact: Steven E. Wilson
January 30, 2013	Chief Financial Officer
(800) 445-1347 ext. 8704

United Bankshares to Acquire Virginia Commerce Bancorp

WASHINGTON, D.C. and CHARLESTON, WV—United Bankshares, Inc. (“United”) (NASDAQ: UBSI) Chairman and Chief Executive Officer, Richard M. Adams, announced the signing of a definitive merger agreement with Virginia Commerce Bancorp, Inc. (“VCBI”). The acquisition of VCBI will afford United the opportunity to significantly enhance its existing footprint in the Washington, D.C. Metropolitan Statistical Area. Since 1982, United has completed and effectively integrated 28 acquisitions.

VCBI, which is headquartered in Arlington, Virginia, has $2.8 billion in assets and 28 banking offices, one residential mortgage origination office and one wealth management office. VCBI locations are in the Northern Virginia suburbs of Washington, D.C. With the acquisition of VCBI, United’s assets will grow to approximately $11.2 billion.

United will acquire 100% of the outstanding shares of VCBI in exchange for common shares of United. The exchange ratio will be fixed at 0.5442 of United’s shares for each share of VCBI which equates to a deal value of $14.00 per share, or approximately $490.6 million in the aggregate, based on United’s ten-day average closing price of $25.73 as of January 29, 2013. The transaction, which has been unanimously approved by both United’s and VCBI’s Boards of Directors, is expected to close in the third quarter of 2013, pending regulatory approvals and the approval of United’s and VCBI’s shareholders.

The aggregate consideration of the transaction is approximately $490.6 million based on VCBI’s common shares outstanding, plus outstanding options and warrants. The announced price represents a premium of 15% over VCBI’s closing price on January 29, 2013, and 1.82 times VCBI’s tangible book value at December 31, 2012.

Adams stated, “We are very excited about our merger with VCBI, which creates the leading independent community bank operating throughout the most attractive markets in Northern Virginia and Washington, D.C. VCBI is a well-run banking franchise and will be a great partner for United.”

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Peter A. Converse, VCBI’s President and Chief Executive Officer said, “We look forward to joining the United team. Our merger creates superior value for our shareholders and will enable us to better serve our customers, employees and communities.”

With this acquisition, United will hold the #8 deposit market share position in the Washington, D.C. MSA. United currently has $8.4 billion in assets and 115 full-service offices in Ohio, West Virginia, Virginia, Maryland, Pennsylvania and Washington, D.C.

Keefe, Bruyette & Woods, Inc. served as financial advisor and Bowles Rice LLP provided legal counsel to United Bankshares, Inc.

Sandler O’Neill + Partners, L.P. served as financial advisor and Troutman Sanders LLP served as legal counsel to Virginia Commerce Bancorp, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between Virginia Commerce Bancorp, Inc. (“VCBI”) and United Bankshares, Inc. (“United”), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) United’s and VCBI’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of United and VCBI and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United and VCBI. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of United and VCBI may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the stockholders of United and VCBI may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which United and VCBI are engaged; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in United’s and VCBI’s markets could adversely affect operations; and (10) the economic slowdown could continue to adversely affect credit quality and loan originations. Additional factors, that could cause actual

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results to differ materially from those expressed in the forward-looking statements are discussed in VCBI’s and United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Internet site (http://www.sec.gov).

United and VCBI caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to United or VCBI or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. United and VCBI do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Participants in the Transactions

United, VCBI and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from VCBI’s shareholders in favor of the merger with United. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the VCBI shareholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of United in its Annual Report on Form 10-K for the year ended December 31, 2011 and in its definitive proxy statement filed with the SEC on April 4, 2012. You can find information about VCBI’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2011 and in its definitive proxy statement filed with the SEC on March 14, 2012. You can obtain free copies of these documents from United, or VCBI using the contact information above.

Additional Information About the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Shareholders of VCBI and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that United will file with the Securities and Exchange Commission in connection with the proposed merger because it will contain important information about United, VCBI, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors will be able to obtain all documents filed with the SEC by United free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101 telephone (304) 424-8800. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Investor Relations” and then under the heading “SEC Filings” or by accessing VCBI’s website at www.vcbonline.com

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under the tab “About VCB” and then under the heading “Investor Relations”, “Financial Documents” and “SEC Filings”. You are urged to read the proxy statement/prospectus carefully before making a decision concerning the merger. You are urged to read the proxy statement/prospectus carefully before making a decision concerning the merger.